UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

Post Properties, Inc.

Post Apartment Homes, L.P.

(Exact name of registrant as specified in its charter)

Georgia

Georgia

(State or other jurisdiction of incorporation)

1-12080

0-28226

(Commission File Number)

58-1550675

58-2053632

(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327

(Address of principal executive offices)

Registrant’s telephone number, including area code (404) 846-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 25, 2016, Post Properties, Inc. (the “Company”) held its annual meeting of shareholders. At the annual meeting, the Company’s shareholders (i) elected the eight directors nominated by the Board of Directors and listed below for a one-year term, (ii) voted to approve, on an advisory basis, executive compensation and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2016. The Company’s independent inspector of elections reported the vote of the shareholders as follows:

Proposal 1—Election of directors

Nominees	For	Withheld	Non-Votes
Robert C. Goddard, III	46,514,390.96	1,166,213.43	2,369,548
David P. Stockert	46,707,997.39	972,607.00	2,369,548
Walter M. Deriso, Jr.	45,799,055.63	1,881,548.76	2,369,548
Russell R. French	45,831,075.63	1,849,528.76	2,369,548
Toni Jennings	46,092,907.67	1,587,696.72	2,369,548
John F. Morgan, Sr.	46,623,868.39	1,056,736.00	2,369,548
Ronald de Waal	35,869,213.63	11,811,390.76	2,369,548
Donald C. Wood	47,556,839.39	123,765.00	2,369,548

Proposal 2—Advisory vote on executive compensation.

For	Against	Abstain	Non-Votes
45,350,359.30	2,299,386.07	30,859.02	2,369,548

Proposal 3—Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants for 2016.

For	Against	Abstain
48,667,845.77	1,370,885.46	11,421.15

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2016

POST PROPERTIES, INC.

By:	/s/ David P. Stockert
David P. Stockert President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2016

POST APARTMENT HOMES, L.P. By: POST GP HOLDINGS, INC., as General Partner

By:	/s/ David P. Stockert
David P. Stockert President and Chief Executive Officer